UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Frontier at 4:30 pm on October 12, 2016. Item 1.01 therein misidentified the first principal installment payment date as October 31, 2016. In fact, it is December 31, 2016. A corrected Item 1.01 is included in this Form 8-K/A.

Item 1.01	Entry into a Material Definitive Agreement

On October 12, 2016, Frontier Communications Corporation entered into a credit agreement with CoBank, ACB, as administrative agent, and the other lenders party thereto, for a $315 million senior secured term loan facility (the “Credit Agreement”). The proceeds of the term loan have been used to repay Frontier’s existing senior secured term loan under the credit agreement dated as of October 14, 2011, as amended, among Frontier, CoBank, and the other lenders party thereto, and for general corporate purposes. The final maturity date of the Credit Agreement is October 12, 2021. Repayment of the outstanding principal balance will be made in installments of $7,875,000, the first of which will be on December 31, 2016, and thereafter will be made on a quarterly basis. The remaining outstanding principal balance will be repaid on the final maturity date. Borrowings under the term loan will bear interest based on margins over the Base Rate (as defined in the Credit Agreement) or LIBOR, at the election of Frontier. Interest rate margins under the facility (ranging from 0.875% to 2.875% for Base Rate borrowings and 1.875% to 3.875% for LIBOR borrowings) are subject to adjustment based on Frontier’s Total Leverage Ratio (as defined in the Credit Agreement). As was the case with the term loan being refinanced, the term loan under the Credit Agreement will be secured by a pledge of the stock of Frontier North Inc., a wholly owned subsidiary.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants — including a restriction on Frontier’s ability to declare dividends if an event of default has occurred or will result therefrom, and a financial covenant that requires compliance with a leverage ratio — and customary events of default. Upon proper notice, Frontier may, in whole or in part, repay the term loan without premium or penalty, but subject to breakage fees on LIBOR loans, if applicable. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10 to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10	Credit Agreement, dated as of October 12, 2016, among Frontier Communications Corporation, CoBank, ACB as Administrative Agent, Lead Arranger and a Lender, and the other parties thereto (filed as Exhibit 10 to Frontier’s Current Report on Form 8-K filed on October 12, 2016)*.

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: October 12, 2016	By:	/s/ Mark D. Nielsen

Mark D. Nielsen
Executive Vice President, General Counsel and Secretary

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